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                                                                   EXHIBIT 10.25


                First Amendment to Industrial Real Estate Lease

     The Industrial Real Estate Lease, dated the June 1, 1998, by and between Cypress Land Company, a California limited partnership, as Landlord, and Xylan Corporation, a California corporation, as Tenant for the lease of the property known as 26801 Agoura Road, Calabasas, California, is hereby amended as follows:

     1. Paragraph 2.6(a) of the Construction Rider to the Lease is hereby modified by stating the Letter of Credit described therein shall be in the amount of Five Million Dollars and No Cents ($5,000,000.00), and such amount may be reduced to Two Million Five Hundred Thousand Dollars and No Cents ($2,500,000.00) upon Tenant receiving Landlord's written acknowledgment, which will not be unreasonably withheld, confirming: (a) the tenant improvement general contractor has recorded a "notice of completion"; (b) the City of Calabasas has issued a temporary "certificate of occupancy"; and (c) the balance of budgeted tenant improvement costs to be paid do not exceed $2,500,000.00. The Letter of Credit will specify an initial term of not less than six (6) months; provided, however, that such Letter of Credit must be renewed on or before thirty (30) days prior to the date of expiration of its initial term (and each term thereafter); or if not so renewed thirty (30) days prior to its expiration, then the Landlord may draw upon the entire Letter of Credit and such amounts so drawn shall be held by the Landlord pursuant to the terms of Paragraph 2.6 of the Construction Rider. The Letter of Credit must be renewed and kept in force for the time periods and in the form required under Paragraph 2.6 of the Construction Rider. Landlord shall give Tenant at least two full business (2) days prior written notice before Landlord draws down on the Letter of Credit unless such Letter of Credit will expire or terminate.

     All other terms of the Lease are hereby reaffirmed by the parties except as amended by this First Amendment.

     This First Amendment may be executed in counterparts, and each counterpart shall then be considered together as one original agreement. Landlord and Tenant have executed this First Amendment to the Lease this 19th day of October 1998.

"Landlord"                             "Tenant"

Cypress Land Company,                  Xylan Corporation,
A California limited partnership       a California corporation

By: Harvico, Inc., a California
    Corporation, General Partner

                                       By: /s/ Steve Kim
                                          ----------------------------
                                           Steve Kim, President

By: /s/ Brian L. Harvey
   ----------------------------
    Brian L. Harvey, President

                                       By: /s/ Tae Hea Nahm
                                          ----------------------------
                                           Tae Hea Nahm, Secretary